SECURITY AGREEMENT

BY

LUCAS ENERGY, INC.

IN FAVOR OF

AMEGY BANK NATIONAL ASSOCIATION,
AS AGENT AND COLLATERAL AGENT

October 8, 2008

5.12	Exercise of Rights	11
5.13	Remedy and Waiver	11
5.14	Non-Judicial Remedies	11

ARTICLE VI MISCELLANEOUS		12
6.1	Preservation of Liability	12
6.2	Notices	12
6.3	Governing Law	12
6.4	Amendment and Waiver	12
6.5	Invalidity	12
6.6	Survival of Agreements	12
6.7	Parties in Interest	12
6.8	Titles of Articles, Sections and Subsections	12
6.9	Counterparts	12
6.10	Conflict with Credit Agreement	13

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SECURITY AGREEMENT

     This SECURITY AGREEMENT is made and entered into this 8th day of October, 2008, by LUCAS ENERGY, INC., a Nevada corporation (“Debtor”), with its principal office in Houston, Texas, and the address for which, for purposes hereof, being 3000 Richmond Street, Suite 400, Houston, Texas 77098, Attn: W. A. Sikora, President and Chief Executive Officer, in favor of AMEGY BANK NATIONAL ASSOCIATION, a national banking association (“Amegy”), in its capacity as agent for the lenders from time to time parties to or bound by that certain Credit Agreement dated of even date herewith by and among Debtor, each lender that is a signatory thereto or becomes a party thereto as provided in Section 9.1 thereof (the “Lenders”) and Amegy, as agent for the Lenders and certain other parties under certain circumstances (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and certain other parties under certain circumstances and, in such capacity, as collateral agent for any additional Secured Creditors (as such term is defined in the Credit Agreement) (in such capacities, “Secured Party”), the address for which, for purposes hereof, is 4400 Post Oak Parkway, 4th Floor, Houston, Texas 77027-1739, Attn: Energy Lending Dept.

W I T N E S S E T H:

     WHEREAS, Debtor, the Lenders and Amegy, as agent for the Lenders and certain other parties under certain circumstances under the terms of the Credit Agreement, are parties to the Credit Agreement, pursuant to which, upon the terms and conditions stated therein, Amegy, as agent for the Lenders under the terms of the Credit Agreement, and the Lenders agree to extend credit to Debtor; and

     WHEREAS, to further secure the Obligations, Debtor has agreed to assign to Secured Party, and grant to Secured Party a security interest in, all right, title and interest of Debtor in and to the property hereinafter described;

     NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) for and in consideration of the premises and the agreements herein contained and (iii) for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

ARTICLE I

GENERAL TERMS

     1.1 Terms Defined Above. As used in this Security Agreement, each of the terms defined in the preamble hereto and the above recital paragraphs shall have the meaning assigned to such term above.

     1.2 Definitions Contained in Credit Agreement. Each term used herein beginning with a capital letter which is defined in the Credit Agreement shall have the same meaning herein as therein, unless the context hereof otherwise requires.

     1.3 Certain Definitions. As used in this Security Agreement, each of the following terms shall have the meaning set forth for such term below, unless the context otherwise requires:

     “Code” shall mean the Uniform Commercial Code as in effect in the State of Texas or any other relevant jurisdiction from time to time.

     “Collateral” shall mean all Property, including, without limitation, cash or other proceeds, in which Secured Party shall have a security interest pursuant to Article II of this Security Agreement.

     “Default” shall mean the occurrence of any of the events specified in Section 5.2 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

     “Event of Default” shall mean the occurrence of any of the events specified in Section 5.2 hereof, provided that any requirement for notice or lapse of time or other condition precedent has been satisfied.

     “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     “Related Rights” shall mean all chattel papers, documents and instruments relating to the Accounts or the General Intangibles and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any Accounts or General Intangibles or any such chattel papers, documents or instruments.

     “Secured Obligations” shall mean the Obligations and all obligations of Debtor under Commodity Hedge Agreements and Interest Rate Hedge Agreements with Secured Third Party Hedge Counterparties.

     “Security Agreement” shall mean this Security Agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified.

     1.4 Terms Defined in Code. All terms used herein which are defined in the Code shall have the same meaning herein, unless the context otherwise requires.

ARTICLE II

SECURITY INTEREST

     To secure the Secured Obligations, Debtor hereby grants to Secured Party, for the benefit of Amegy, as agent for the Lenders and certain other parties under certain circumstances under the terms of the Credit Agreement, the Lenders and the other Secured Creditors, a continuing security interest in, a general lien upon, and a right of set-off against, the following described property:

     (a) all now existing and hereafter acquired or arising Accounts, Goods, Health Care Insurance Receivables, General Intangibles, Payment Intangibles, Deposit Accounts, Securities Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, letters of credit, Letter of Credit Rights, advices of credit, money, As-Extracted Collateral (including As-Extracted Collateral from Debtor’s present and future operations, regardless of whether such mineral or gas interests are presently owned or hereafter acquired by Debtor), Commercial Tort Claims, Equipment, Inventory, Fixtures and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including without limitation all insurance policies and proceeds thereof);

     (b) to the extent, if any, not included in clause (a) above, Debtor’s present and future contracts, agreements, arrangements or understandings (i) for the sale, supply, provision or disposition of any natural gas, casinghead gas, all other hydrocarbons not defined as oil, carbon dioxide, and helium or other substances of a gaseous nature (“Gas”), crude oil or other minerals by Debtor or any one or more of its agents, representatives, successors or assigns to any purchaser or acquirer thereof, and all products, replacements and proceeds thereof (including, without limitation, all Gas sales contracts) and (ii) relating to the mining, drilling or recovery of any mineral, crude oil or gas reserves for the benefit of or on behalf of Debtor or any of its agents, representatives, successors or assigns (including, without limitation, all contract mining, drilling or recovery agreements and arrangements), and all products and Proceeds thereof and payments thereunder, together with all products and Proceeds (including, without limitation, all insurance policies and proceeds) of and any Accessions to any of the foregoing;

     (c) to the extent, if any, not included in clause (a) above, all Gas and other minerals severed or extracted from the ground (specifically including all “As-Extracted Collateral” of Debtor and all severed or extracted Gas purchased, acquired or obtained from other parties), and all Accounts, General Intangibles and products and Proceeds thereof or related thereto, regardless of whether any such Gas or other minerals are in raw form or processed for sale and regardless of whether or not Debtor had an interest in the Gas or other minerals before extraction or severance;

     (d) to the extent, if any, not included above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements (including, without limitation, Commodity Hedge Agreements and Interest Rate Hedge Agreements), and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) and any Accessions to any of the foregoing;

     (e) all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including, without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information; and

     (f) any additional property of Debtor from time to time delivered to or deposited with Secured Party as security for the Secured Obligations or otherwise pursuant to the terms of this Security Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

     In order to induce Secured Party to accept this Security Agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation of the Secured Obligations and any other extension of credit under the Credit Agreement) that:

     3.1 Ownership and Liens. Except for the security interest of Secured Party granted in this Security Agreement and Permitted Liens, Debtor owns good and indefeasible title to the Collateral free and clear of any other liens, adverse claims or options. Debtor has full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any other liens, adverse claims and options other than Permitted Liens. No other lien, adverse claim or option has been created by Debtor or is known by Debtor to exist with respect to any Collateral; and to the best of Debtor’s information and belief, no financing statement or other security instrument is on file in any jurisdiction covering such Collateral, other than those in favor of Secured Party and the Permitted Liens. At the time the security interest in favor of Secured Party attaches, good and indefeasible title to all after acquired property included within the Collateral, free and clear of any other liens, adverse claims or options other than Permitted Liens, will be vested in Debtor.

     3.2 Status of Accounts. Each Account now existing represents, and each Account hereafter arising will represent, the valid and legally enforceable indebtedness of a bona fide account debtor arising from the sale or lease or rendition by Debtor of goods and/or services and is not and will not be subject to contra accounts, set-offs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as disclosed to Secured Party in writing; such goods will have been delivered to, or be in the process of being delivered to, Debtor, and such services will have been rendered by Debtor to the account debtor and accepted by the account debtor; and the amount shown as to each Account on Debtor’s books will be the true and undisputed amount owing and unpaid thereon, subject to any discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Secured Party in writing.

     3.3 Status of Related Rights. All Related Rights are, and those hereafter arising will be, valid and genuine. Any chattel paper included in the Related Rights has, and those hereafter arising will have, only one duplicate original counterpart which constitutes chattel paper or collateral within the meaning of the Code or the law of any applicable jurisdiction.

     3.4 Location. Debtor’s chief executive office and chief place of business is located at the address set forth in the opening paragraph of this Security Agreement. The office where Debtor keeps its records concerning the Accounts and the General Intangibles and the original of all the Related Rights has the same address as Debtor’s chief executive office and chief place of business. With respect to that portion of the Equipment and/or Inventory which comprises mobile goods, such Equipment and/or Inventory is of a type normally used in more than one jurisdiction, such as motor vehicles, trailers, rolling stock, airplanes, shipping containers, road building and construction machinery and commercial harvesting machinery and the like and no such Equipment and/or Inventory is covered by a certificate of title. Debtor’s jurisdiction of organization is the State of Nevada.

     3.5 Secured Party’s Security Interest. This Security Agreement creates a valid and binding security interest in the Collateral securing the Secured Obligations. All filings (which filings are described in Section 4.10 of this Security Agreement) and other actions necessary or desirable to perfect or protect such security interest have been duly or will be promptly taken. No further or subsequent filing, recording, registration or other public notice of such security interest is necessary in any office or jurisdiction in order to perfect such security interest or to continue, preserve or protect such security interest except for continuation statements or for filings upon the occurrence of any of the events stated in Section 4.10 of this Security Agreement. Such perfected security interest in the Collateral constitutes a first-priority security interest under the Code.

ARTICLE IV

COVENANTS AND AGREEMENTS

     A deviation from the provisions of this Article IV shall not constitute a default under this Security Agreement if such deviation is consented to in writing (in the manner provided in the Credit Agreement) by Secured Party. Without the prior written consent of Secured Party, Debtor will at all times comply with the covenants contained in this Article IV, from the date hereof and for so long as any part of the Secured Obligations is outstanding.

     4.1 Title; Prohibited Liens and Filings. Debtor agrees to protect the title to the Collateral. Debtor will not pledge, mortgage, otherwise encumber, create or suffer a lien to exist on any of the Collateral (other than in favor of Secured Party or as permitted under the Credit Agreement) or sell, assign or otherwise transfer any of the Collateral (other than Inventory as permitted by Section 4.13 of this Security Agreement) to or in favor of any person or entity other than Secured Party. Debtor will not file or permit to be filed or recorded any financing statement or other security instrument with respect to the Collateral other than in favor of Secured Party or as permitted under the Credit Agreement.

     4.2 Taxes, Charges, Liens and Assessments. Debtor agrees to pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against any Collateral, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

     4.3 Possession of Collateral. Secured Party shall be deemed to have possession of any of the Collateral in transit to it or set apart for it. Otherwise the Collateral shall remain in Debtor’s possession or control at all times at Debtor’s risk of loss.

     4.4 Inspection of Collateral. Secured Party may from to time, upon request and during regular business hours, inspect Debtor’s records concerning the Accounts and the General Intangibles, the originals of the Related Rights, the Equipment, the Inventory and other Collateral.

     4.5 Further Assurances. Debtor will from time to time sign, execute, deliver and file, alone or with Secured Party, any financing statements, security agreements or other documents; procure any instruments or documents as may be requested by Secured Party; and take all further action that may be necessary or desirable, or that Secured Party may request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, Debtor hereby authorizes Secured Party to file such financing statements without the signature of Debtor either in Secured Party’s name or in the name of Debtor and as agent and attorney-in-fact for Debtor. Debtor shall, upon request by Secured Party, do all such additional and further acts or things, give such assurances and execute such documents or instruments as Secured Party requires to vest more completely in and assure to Secured Party its rights under this Security Agreement, including, without limiting the generality of the foregoing: (i) marking conspicuously each chattel paper included in the Collateral with a legend and, at the request of Secured Party, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such chattel paper or Collateral is subject to the security interest granted by this Security Agreement and (ii) if any Account, General Intangible or Related Right is evidenced by a note, chattel paper or other instrument, transferring, delivering, and assigning to Secured Party such note, chattel paper or other instrument duly endorsed and accompanied by duly executed instruments of transfer and assignment, all in form and substance satisfactory to Secured Party, to be held by Secured Party as Collateral under this Security Agreement.

     4.6 Filing Reproductions. At the option of Secured Party, a carbon, photographic or other reproduction of this Security Agreement or of a financing statement covering the Collateral may be filed as a financing statement.

     4.7 Delivery of Information. Debtor will transmit to Secured Party promptly all information that Debtor may have or receive with respect to (i) the Collateral or (ii) account debtors or obligors in respect of the Accounts, the General Intangibles and the Related Rights which might in any way affect the value of the Collateral or Secured Party’s rights or remedies with respect thereto.

     4.8 Compromise of Collateral. Except to minimize losses on bona fide debts previously contracted, Debtor will not adjust, settle or compromise any of the Accounts, the General Intangibles or the Related Rights for less than the greater of the face or market value thereof.

     4.9 Expenses. Debtor agrees to pay to Secured Party at Secured Party’s banking quarters all advances, charges, costs and expenses (including attorneys’ fees and legal expenses)

incurred by Secured Party in connection with the transaction which gives rise to this Security Agreement, in connection with confirming, perfecting and preserving the security interest created under this Security Agreement, in connection with protecting Secured Party against the claims or interests of any person or entity against the Collateral, and in exercising any right, power or remedy conferred by this Security Agreement or by law or in equity (including, but not limited to, attorneys’ fees and legal expenses incurred by Secured Party in the collection of instruments deposited with or purchased by Secured Party and amounts incurred in connection with the operation, maintenance or foreclosure of any or all of the Collateral). The amount of all such advances, charges, costs and expenses shall be due and payable by Debtor to Secured Party upon demand together with interest thereon as provided in the Credit Agreement.

     4.10 Financing Statement Filings; Notifications. Debtor recognizes that one or more financing statements pertaining to the Collateral will be filed in one or more filing offices. Debtor will: (a) within ten (10) business days after the occurrence thereof notify Secured Party of any change in the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting a security interest in the Collateral. Without limiting the generality of the foregoing, Debtor will (a) immediately notify Secured Party of any change: (i) in the location of Debtor’s chief executive office or chief place of business; or (ii) in the location of the office where Debtor keeps its records concerning the Accounts; (b) prior to any of the Collateral becoming so related to any particular real estate so as to become a fixture on such real estate, notify Secured Party of the description of such real estate and the name of the record owner thereof to the extent such real estate is not already encumbered in favor of Secured Party; and (c) immediately notify Secured Party of any change in Debtor’s name, identity or corporate structure. Further, Debtor authorizes Secured Party to file, at the expense of Debtor, any and all financing statements, pursuant to Article 9 of the Code, as Secured Party deems necessary in its sole discretion, in conjunction with this Security Agreement.

     4.11 Maintenance of Collateral Generally. Debtor will maintain all the Equipment in good condition, repair, and working order, and in accordance with any manufacturer’s manual, subject to ordinary wear and tear from its intended use. Debtor will not use any Collateral in violation of any law, statute, ordinance or regulation or suffer it to be so used.

     4.12 Account Obligations. Debtor will duly perform or cause to be performed all obligations of Debtor with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each Account.

     4.13 Use of Inventory. Until an Event of Default has occurred and is continuing, Debtor may use its Inventory in any lawful manner not inconsistent with this Security Agreement and with the terms of any insurance thereon and may sell, lease or otherwise dispose of its Inventory in the ordinary course of business. Debtor will not and shall not be permitted to use any item of Inventory in a manner inconsistent with the holding thereof for sale, lease or disposition in the ordinary course of business or in contravention of the terms of any agreement. A sale, lease or disposition in the ordinary course of business does not include the exchange of items of Inventory for goods in kind or otherwise or transfers of items of Inventory made in satisfaction of present or future indebtedness.

ARTICLE V

RIGHTS, REMEDIES AND WARRANTIES

     5.1 With Respect to Collateral. If an Event of Default (as such term is defined in Section 5.2 below) has occurred and is continuing, Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from Debtor) and the right is expressly granted to Secured Party, and Debtor hereby constitutes, appoints and makes Secured Party, as Debtor’s true and lawful attorney-in-fact and agent for Debtor and in Debtor’s name, place and stead with full power of substitution, in Secured Party’s name or Debtor’s name or otherwise, for Secured Party’s sole use and benefit, but at Debtor’s cost and expense, to exercise, without notice, all or any of the following powers at any time with respect to all or any of the Collateral (regardless of whether any Default has occurred or not):

     (a) notify account debtors or the obligors on the Accounts, the General Intangibles and the Related Rights to make and deliver payment to Secured Party;

     (b) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with proceeds;

     (c) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Party in connection therewith;

     (d) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

     (e) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the relative goods, as fully and effectively as if Secured Party were the absolute owner thereof; and

     (f) to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto;

provided, however, Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

     5.2 Default Events. Any of the following events shall be considered an “Event of Default” under this Security Agreement:

     (a) default is made in the payment or performance when due of any of the Secured Obligations after giving effect to any grace and cure periods provided for in the Credit Agreement;

     (b) any representation or warranty made by Debtor in this Security Agreement or made by Debtor in any certificate or statement furnished under this

Security Agreement proves to have been incorrect in any material respect as of the date thereof;

     (c) default is made by Debtor in the due observance or performance of any of the covenants or agreements contained in this Security Agreement and such default shall continue for 30 days after the earlier of notice thereof to Debtor by Secured Party or knowledge thereof by Debtor; or

     (d) another Event of Default (as such term is defined in the Credit Agreement) or any other default under any relevant Commodity Hedge Agreement or Interest Rate Hedge Agreement with any Secured Third Party Hedge Counterparty.

     5.3 Default Remedies. Upon the happening and during the continuance of any Event of Default specified in Section 5.2 hereof, Secured Party may then, or at any time thereafter and from time to time, apply, set-off, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any brokers’ board or securities exchange, either for cash or upon credit or for future delivery, at such price as Secured Party may deem fair, and Secured Party may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own right free from any claim of Debtor or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Secured Obligations. All demands, notices and advertisements, and the presentment of property at sale, are hereby waived. If, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, Debtor hereby agrees five (5) days’ prior written notice shall constitute reasonable notice. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party, which is reasonably convenient to Secured Party and Debtor. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

     5.4 Right of Set-Off. Upon the happening and during the continuance of any Event of Default specified in Section 5.2 hereof, Secured Party is hereby authorized to then, or at any time thereafter and from time to time, without notice to Debtor (any such notice being expressly waived by Debtor), apply and set-off (i) any and all deposits (general or special, time or demand, provisional or final) of Debtor at any time held by Secured Party; (ii) any and all other claims of Debtor against Secured Party, now or hereafter existing, (iii) any and all other indebtedness at any time owing by Secured Party to or for the account of Debtor; (iv) any and all money, instruments, securities, documents, chattel paper, credits, claims, demands and other property, rights or interests of Debtor which at any time shall come into the possession or custody or under the control of Secured Party, for any purpose; and (v) the proceeds of any of the foregoing Property against the Secured Obligations as if the same were included in the Collateral, and Debtor hereby grants to Secured Party a security interest in, a general lien upon, and a right of set-off against the foregoing described Property as security for the Secured Obligations. Secured Party shall have the right to so set-off and apply such Property against the Secured Obligations regardless of whether or not Secured Party, Amegy, as agent for the Lenders and certain other parties under certain circumstances under the terms of the Credit Agreement, or any Lender or other Secured Creditor shall have made any demand for payment of any of the Secured Obligations or shall have given any other notice. Secured Party agrees to promptly notify Debtor after any such set-off and application, provided, however, the failure of Secured Party to give any such notice shall not affect the validity of such set-off and application. The rights of Secured Party under this Section 5.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Secured Party may have.

     5.5 Proceeds. After the happening of any Event of Default specified in Section 5.2 hereof, the proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in the Credit Agreement.

     5.6 Secured Party’s Duties. The powers conferred upon Secured Party by this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Secured Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession but need not take any steps to keep the Collateral identifiable. Secured Party shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party’s rights in or to, any of the Collateral.

     5.7 Secured Party’s Actions. Debtor waives any right to require Secured Party to proceed against any Person, exhaust any Collateral or pursue any other remedy in Secured Party’s power; waives any and all notice of acceptance of this Security Agreement or of creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations from time to time. All dealings between Debtor and Secured Party, whether or not resulting in the creation of the Secured Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement. Until all the Secured Obligations shall have been indefeasibly paid in full, Debtor shall have no right to subrogation, and Debtor waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Secured Obligations, from time to time to (a) take and hold any other Property as collateral, other than the Collateral, as security for any or all of the Secured Obligations, and exchange, enforce, waive and release any or all of the Collateral or such other Property; and (b) apply the Collateral or such other Property and direct the order or manner of sale thereof as provided in the Credit Agreement.

     5.8 Delivery of Collateral. Secured Party may at any time deliver any or all of the Collateral to Debtor whose receipt shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability therefor.

     5.9 Cumulative Security. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the Secured Obligations. No security taken hereafter as security for the Secured Obligations shall impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

     5.10 Continuing Agreement. This is a continuing Security Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Secured Obligations are paid in full as the same becomes due and payable; until neither Amegy, as agent for the Lenders under the terms of the Credit Agreement, nor any Lender has any further obligation to extend credit to Debtor under the Credit Agreement or otherwise; and until Secured Party, upon request of Debtor, has executed a written release and termination of the security interests created hereby.

     5.11 Cumulative Rights. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code. Secured Party may exercise its bankers’ lien or right of set-off with respect to the Secured Obligations in the same manner as if the Secured Obligations were unsecured.

     5.12 Exercise of Rights. Time shall be of the essence for the performance of any act under this Security Agreement or the Secured Obligations by Debtor, but neither Secured Party’s acceptance of partial or delinquent payments nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtor or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     5.13 Remedy and Waiver. Secured Party may remedy any Default and may waive any Default without waiving the Default remedied or waiving any prior or subsequent Default.

     5.14 Non-Judicial Remedies. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and Debtor expressly waives, renounces and knowingly relinquishes any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity, and are the result of bargain at arm’s length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party’s option.

ARTICLE VI

MISCELLANEOUS

     6.1 Preservation of Liability. Neither this Security Agreement nor the exercise by Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any person or entity liable on the Secured Obligations from liability on the Secured Obligations and for any deficiency thereon.

     6.2 Notices. Any notice or demand under this Security Agreement or in connection with this Security Agreement may be given as provided in the Credit Agreement, but actual notice, however given or received, shall always be effective.

     6.3 Governing Law. THIS SECURITY AGREEMENT AND THE SECURITY INTEREST GRANTED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

     6.4 Amendment and Waiver. This Security Agreement may not be amended (nor may any of its terms be waived) except in the manner provided in the Credit Agreement.

     6.5 Invalidity. If any provision of this Security Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Debtor and Secured Party shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

     6.6 Survival of Agreements. All covenants and agreements of Debtor herein not fully performed before the effective date of this Security Agreement shall survive such date.

     6.7 Parties in Interest. All representations and warranties of Debtor herein, and the covenants and agreements herein contained by or on behalf of Debtor shall bind Debtor and Debtor’s legal representatives, successors and assigns and shall inure to the benefit of Secured Party, Amegy, as agent for the Lenders and certain other parties under certain circumstances under the terms of the Credit Agreement, the Lenders, the other Secured Creditors and their respective successors and assigns.

     6.8 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     6.9 Counterparts. This Security Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the date hereof upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Security Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Security Agreement by each party hereto and shall constitute one instrument.

     6.10 Conflict with Credit Agreement. In the event of a conflict between any provision of this Security Agreement and a provision of the Credit Agreement, the provision of the Credit Agreement shall control; provided, however, the inclusion in this Security Agreement of a provision with respect to which there is no corresponding provision in the Credit Agreement shall not constitute a conflict with any provision of the Credit Agreement.

(Signatures appear on following page)

     IN WITNESS HEREOF, Debtor and Secured Party have caused this instrument to be duly executed as of the date first above written.

DEBTOR:

LUCAS ENERGY, INC.

By:

W. A. Sikora
President and Chief Executive Officer

(Signatures continue on following page)

SECURED PARTY:

AMEGY BANK NATIONAL ASSOCIATION,
as Agent and Collateral Agent

By:

Kenneth R. Batson, III
Vice President

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